Exhibit 4.1

THE PROVIDENCE SERVICE CORPORATION

as Issuer

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

Indenture

dated as of November 13, 2007

$70,000,000

6.5% Convertible Senior Subordinated Notes due 2014

-i-

(Continued)

-ii-

(Continued)

-iii-

(Continued)

-iv-

EXHIBIT A	Form of Note

EXHIBIT B	Restricted Common Stock Legend

-v-

CROSS REFERENCE TABLE*

*	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	N.A.
(b)	N.A.
(c)	N.A.
312(a)	2.05
(b)	13.04
(c)	13.04
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	13.03
(d)	7.06
314(a)	4.04; 4.05; 13.03
(b)	N.A.
(c)(1)	13.05
(c)(2)	13.05
(c)(3)	N.A.
(d)	N.A.
(e)	13.06
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01

N.A. means not applicable

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INDENTURE, dated as of November 13, 2007, between The Providence Service Corporation, a Delaware corporation, as the “Company” and The Bank of New York Trust Company, N.A., a national banking association, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of the Indenture to provide for the initial issuance of $70,000,000 aggregate principal amount of the Company’s 6.5% Convertible Senior Subordinated Notes Due 2014 (the “Notes”). All things necessary to make the Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided. This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquisition” means the acquisition by the Company or one or more direct or indirect, wholly-owned Subsidiaries through a purchase, merger or other acquisition transaction or series of transactions, of 100% of the shares of Capital Stock of Target.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated as of the date hereof, by and among Target, the Company, PRSC Acquisition Corporation and CLCI Agent, LLC, as stockholder representative.

“Acquisition Disbandment Notice” means a notice from the Company to the Holders that it is no longer pursuing the Acquisition.

“Additional Interest” means additional interest owed to the Holders pursuant to the Registration Rights Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Conversion Rate” means the Conversion Rate on any Trading Day.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Bankruptcy Default” has the meaning assigned to such term in Section 6.01.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated to close.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Close of Business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a U.S. national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

“Common Stock” means the common stock of the Company, $0.001 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.

“Consolidated EBITDA” means, for any fiscal quarter of the Company and its consolidated Subsidiaries, net income plus interest expense, income taxes and depreciation, amortization and fees and expenses related to the Acquisition and the related financing transactions incurred in such fiscal quarter.

“Consolidated Total Debt” means, at any date, the aggregate principal amount, without duplication, of all Debt of the Company and its Subsidiaries at such date determined on a consolidated basis.

“Conversion Date” means the date on which the Holder of the Note has complied with all requirements under this Indenture to convert such Note.

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing $1,000 by the Conversion Rate on such day.

“Conversion Rate” means 23.982 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment pursuant to Article 10.

“Corporate Trust Office” means the principal office of the Trustee at which any time its corporate trust business shall be administered, which at the date hereof is located at 700 S. Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company)..

“Credit Agreement” means the Second Amended and Restated Loan and Security Agreement dated as of June 28, 2005 (as amended and in effect from time to time), by and among the Company, certain of its subsidiaries named therein and CIT Healthcare LLC f/k/a Healthcare Business Credit

Corporation (“CIT”), including the Second Amended and Restated Revolving Credit Note by the Company and others listed therein for the benefit of CIT dated June 28, 2005 and the Second Amended and Restated Term Note by the Company and others listed therein for the benefit of CIT dated June 28, 2005, and (y) the credit facility to be entered into by the Company with CIT Healthcare LLC and CIT Capital Securities LLC (and or any of their affiliates) simultaneously with the Acquisition.

“Debt” means, with respect to any Person, without duplication, (1) all indebtedness of such Person for borrowed money (other than non-recourse obligations); and (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means DTC or the nominee thereof, or any successor thereto.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means a Note in registered global form without interest coupons that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Global Note Legend” means the legend set forth in Exhibit A.

“Guarantee” means any obligation, contingent or otherwise, of any Person guaranteeing in any manner any indebtedness of any other Person. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Holder” or “Noteholder” means the registered holder of any Note.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Institutional Accredited Investor” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“interest,” in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Payment Date” means each May 15 and November 15 of each year, commencing May 15, 2008.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Mandatory Repurchase Price” means the price equal to (i) 100% of the principal amount of the Notes outstanding, plus (ii) an amount accrued on all outstanding Notes equal to 2% per month from the date of this Indenture to, but excluding, the Mandatory Repurchase Date, computed on the basis of a 360-day year of twelve 30-day months.

“Maturity Date” means (i) with respect to the Notes, May 15, 2014, or (ii) with respect to any scheduled payment of interest on the Notes, the date specified as the fixed date on which such interest payment is due and payable as set forth in this Indenture and the Notes, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“NASD” means the National Association of Securities Dealers, Inc.

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of November 6, 2007, among the Company and the Purchasers.

“Notes” has the meaning assigned to such term in the Recitals.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the chief accounting officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Purchasers” means the Purchasers named in Exhibit A to the Note Purchase Agreement.

“Register” has the meaning assigned to such term in Section 2.03.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of November 13, 2007, among the Company and Purchasers.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Trading Day) next preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Certificated Note” means a Certificated Note that bears the Restricted Note Legend.

“Restricted Common Stock Legend” means the legend set forth in Exhibit B.

“Restricted Global Note” means a Global Note that bears the Restricted Note Legend representing Notes transferred pursuant to Rule 144A and in accordance with the Note Purchase Agreement.

“Restricted Note” means a Note that bears the Restricted Note Legend.

“Restricted Note Legend” means the legend set forth in Exhibit A.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Senior Debt” means the principal of, premium, if any, interest on, including any interest accruing after the commencement of any bankruptcy or similar proceedings, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or under, one or more facilities for secured senior Indebtedness, including the Credit Agreement, and any Guarantees thereof (including by any pledge, lien or security interest of collateral with respect thereto), as any such facility may be amended, modified or supplemented from time to time, including any deferrals, renewals, extensions, refinancings or refundings thereof; provided, however, the amount of the Senior Debt shall not exceed an amount that would cause the Total Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company ending with the most recently completed fiscal quarter to exceed 5.5:1.0; provided, further, each such facility and the indebtedness thereunder is secured by substantially all of the assets of the Company.

“Shelf Registration Statement” has the meaning given such term in the Registration Rights Agreement.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Securities is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Target” means Charter LCI Corporation, a Delaware corporation.

A “Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Convertible Senior Subordinated Notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established U.S. system of automated dissemination of quotations of securities prices and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

“Total Leverage Ratio” means, as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Company and its Subsidiaries for such period.

“Trading Day” means any day on which the Nasdaq Global Select Market or, if the Common Stock is not listed on the Nasdaq Global Select Market, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“Voting Securities” means, with respect to any Person, securities of any class or kind ordinarily having the power to vote generally for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Acquisition Repurchase Deadline”	3.06
“Act”	1.05
“beneficial owner”	3.01	(a)
“Company Order”	2.02
“Conversion Agent”	2.03

“Conversion Limitation”	10.02	(f)
“Current Market Price”	10.06
“Defaulted Interest”	11.02
“Determination Date”	10.06
“Distributed Notes”	10.06
“Early Conversion Notice”	3.01	(b)
“Escrow Agent”	2.02
“Escrow Agreement”	2.02
“Escrow Funds”	2.02
“Expiration Date”	10.06
“Expiration Time”	10.06
“Extension Fee”	6.15
“Fundamental Change”	3.01	(a)
“Fundamental Change Purchase Date”	3.01	(a)
“Fundamental Change Purchase Notice”	3.01	(c)
“Fundamental Change Purchase Price”	3.01	(a)
“Legal Holiday”	12.07
“Make-Whole Premium”	10.01
“Mandatory Repurchase Date”	3.06
“Primary Registrar”	2.03
“Purchased Shares”	10.06
“Purchasers”	2.01
“QIB”	2.01	(b)
“Repurchase”	3.06
“Restricted Securities”	2.14
“Rights”	10.06
“Rights Plan”	10.06
“Special Record Date”	11.02
“Spinoff Notes”	10.06
“Spinoff Valuation Period”	10.06
“Triggering Distribution”	10.06

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Securities Exchange Commission rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(d) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(e) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(f) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;

(g) “or” is not exclusive;

(h) “including” means including, without limitation; and

(i) words in the singular include the plural, and words in the plural include the singular.

Section 1.05 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

ARTICLE 2.

THE NOTES

Section 2.01 Form, Dating and Denominations; Legends.

(a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable only in denominations of $1,000 in principal amount and any integral multiple thereof.

(b) Restricted Notes. All of the Notes are initially being offered and sold pursuant to the Note Purchase Agreement to Purchasers, all of which are Institutional Accredited Investors, and are initially being issued in the form of one or more Certificated Notes substantially in the form of Exhibit A hereto and containing the Restricted Note Legend, which Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. After a Note has been transferred by a Holder pursuant to the Shelf Registration Statement, such Note may be issued in global form substantially in the form of Exhibit A hereto and containing the Global Note Legend, which Note shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(c) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(d) Book Entry Provisions. Prior to the time the Shelf Registration Statement is declared effective by the Commission, the Company shall use its reasonable efforts to execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver one or more Global Notes with respect to Notes that are transferred to Holders pursuant to the Shelf Registration Statement and that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear the Global Note Legend substantially to the effect set forth in Exhibit A. This Section 2.01(d) shall only apply to Global Notes deposited with or on behalf of the Depositary.

(e) Restriction on Affiliate Transfers. No transfer of Notes to Affiliates of the Company will be permitted.

Section 2.02 Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of $70,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented initially by one or more Certificated Notes and the date on which each original issue of Notes is to be authenticated. The initial aggregate principal amount of Notes outstanding at any time may not exceed $70,000,000 except as provided in Section 2.07 and except as provided in the next succeeding paragraph.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

In accordance with the terms of that certain Escrow Agreement dated as of November 13, 2007 (the “Escrow Agreement”), by and among the Company, The Bank of New York Trust Company, N.A., as escrow agent (the “Escrow Agent”), and the Trustee, the Company has agreed to deposit or cause to be deposited the aggregate principal dollar amount of Notes (the “Escrow Funds”) with the Escrow Agent. The Escrow Funds shall be released pursuant to and at the times set forth in the Escrow

Agreement. The Company authorizes and directs the Trustee to enter into the Escrow Agreement, and each Holder, by its acceptance of a Note, acknowledges and consents to the Trustee’s entering into the Escrow Agreement.

Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange (the “Register”).

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 8).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and the Corporate Trust Office of the Trustee as such office or agency of the Company for each of the aforesaid purposes.

Section 2.04 Paying Agent To Hold Money In Trust. Prior to noon, New York City time, on each date on which the principal amount of or interest, if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest, if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each date on which a payment of the principal amount of or interest on any Notes is due and payable, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06 Transfer and Exchange. Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the applicable form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.04, Section 9.03(b) or Section 10.02(e) not involving any transfer.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 10, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If a Paying Agent holds at noon, New York City time, on the Maturity Date Cash sufficient to pay the principal amount of the Notes payable on that date, then on and after the Maturity Date, such Notes shall cease to be outstanding and the principal amount thereof shall cease to bear interest.

Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor. Any Notes or shares of Common Stock issued upon the conversion of Notes that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or shares of Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

Section 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment, conversion or cancellation and upon written request of the Company shall deliver the canceled Notes to the Company.

Section 2.12 CUSIP Numbers. The Company in issuing any Global Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.13 Book-entry Provisions For Global Notes.

(a) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, after Notes are issued pursuant to the Global Note, Certificated Notes shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Note (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Certificated Notes.

(b) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.13(a), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(c) Any Certificated Note constituting a Restricted Certificated Note delivered in exchange for an interest in a Global Note pursuant to Section 2.13(a) shall, except as otherwise provided by Section 2.14, bear the Restricted Note Legend.

(d) The Holder of any Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.14 Special Transfer Provisions.

(a) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.14(b), a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Every Note that bears or is required under this Section 2.14(b) to bear the Restricted Note Legend, and any Common Stock that bears or is required under this Section 2.14(b) to bear the Restricted Common Stock Legend (collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in the Restricted Note Legend or the Restricted Common Stock Legend, as the case may be, unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Notes holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.14(b), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof), and any stock certificate representing shares of Common Stock issued upon conversion of any Note, shall bear a Restricted Note Legend or Restricted Common Stock Legend, as the case may be, unless such Note or such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 or any similar provision then in force, or such shares of Common Stock have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Note Legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Note Legend. If the Restricted Note surrendered for exchange is represented by a Global Note bearing the Restricted Note Legend, the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the Restricted Note Legend shall be increased by an equal principal amount. If a Global Note without the Restricted Note

Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.

Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the Restricted Common Stock Legend required by this Section 2.14.

(c) By its acceptance of any Note bearing the Restricted Note Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Note Legend, and agrees that it will transfer such Note only as provided in this Indenture and as permitted by applicable law.

(d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during normal hours of operation of the Registrar upon the giving of reasonable notice to the Registrar.

ARTICLE 3.

PURCHASES

Section 3.01 Repurchase At the Option of the Holder.

(a) If there shall have occurred a Fundamental Change, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for Cash all or any portion of such Holder’s Notes in integral multiples of $1,000 principal amount on a date selected by the Company (the “Fundamental Change Purchase Date”), which Fundamental Change Purchase Date shall be no later than 35 Trading Days after the occurrence of such Fundamental Change, unless such 35 Trading Days would not provide Holders with at least 20 Trading Days’ notice, in which event the Fundamental Change Purchase Date shall be the day that provides the shortest period necessary to provide 20 Trading Days’ notice as required by subsection (b) of this Section 3.01, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c); provided that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, interest accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date.

A “Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur: (i) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the

Company’s Capital Stock entitling that Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or (ii) the Company merges or consolidates with or into any other Person, any merger of another Person into the Company, or any sale, transfer or lease of all or substantially all of the assets of the Company to another Person (other than to one or more wholly-owned subsidiaries of the Company), other than any such transaction (A) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in the election of directors immediately prior to such transaction have or have the entitlement to receive, directly or indirectly, at least 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction or (B) any transaction which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock; or (iii) if, during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Company’s Board of Directors, together with any new directors whose election to the Company’s Board of Directors, or whose nomination for election by the Company’s stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Company’s Board of Directors then in office; or (iv) if the Company, its Board of Directors or its stockholders pass a resolution approving a plan of liquidation, dissolution or winding up of the Company; or (v) upon the occurrence of a Termination of Trading.

For purposes of defining a Fundamental Change:

(x)	the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

(y)	the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

(z)	the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

Notwithstanding the foregoing, it will not constitute a Fundamental Change under either prongs (i) or (ii) above if both (x) at least 90% of the consideration for the Common Stock (excluding Cash payments for fractional shares and Cash payments made in respect of dissenter’s appraisal rights) in the transaction or transactions otherwise constituting the Fundamental Change consists of common stock, depository receipts or other certificates representing common equity interests, together with any associated rights, traded on a U.S. national securities exchange or approved for trading on an established U.S. system of automated dissemination of quotations of securities prices, or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change, and (y) as a result of such transaction or transactions the Notes become convertible solely into such common stock and associated rights.

(b) Prior to the earlier of (i) the consummation of the Acquisition and (ii) the Acquisition Repurchase Deadline, the Company shall, prior to noon, New York City time, on the Business Day immediately following the date on which the Company has knowledge of an anticipated Fundamental Change, post notice (the “Early Conversion Notice”) of such anticipated Fundamental Change to the Holders on the systems of the Depositary and the Company (or at the Company’s request, the Trustee, in the Company’s name and at the Company’s expense) shall mail a written notice of such anticipated Fundamental Change by first-class mail to the Trustee and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law). Thereafter, as promptly as practicable following the date the Company publicly announces the Fundamental Change transaction, but in no event less than 20 Trading Days prior to the anticipated effective date of a Fundamental Change in the case of a Fundamental Change within the control of the Company or of which the Company has at least 30 Trading Days prior notice, the Company (or at the Company’s request, the Trustee, in the Company’s name and at the Company’s expense) shall mail a written notice of Fundamental Change (the text of which shall be prepared by the Company) by first-class mail to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Noteholder and shall state:

(i) briefly, the events causing such Fundamental Change;

(ii) the anticipated effective date of such Fundamental Change;

(iii) the last date by which the Fundamental Change Purchase Notice pursuant to this Section 3.01 must be given;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) that the Notes are then convertible and the then-current Conversion Rate and any adjustments thereto;

(viii) that Notes with respect to which a Fundamental Change Purchase Notice has been given by the Holder may be converted pursuant to Article 10 hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix) briefly, the procedures a Holder must follow to exercise rights under this Section 3.01;

(x) that Notes must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(xi) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid on or prior to the third Trading Day following the later of the Fundamental Change Purchase Date and the time of surrender of such Note;

(xii) briefly, the conversion rights of the Notes;

(xiii) the procedures for withdrawing a Fundamental Change Purchase Notice;

(xiv) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price and interest due, if any, interest on Notes surrendered for purchase will cease to accrue on and after the Fundamental Change Purchase Date; and

(xv) the CUSIP number of the Notes.

(c) A Holder may exercise its rights specified in Section 3.01(a) by delivery of a written notice of purchase (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Fundamental Change Purchase Date, stating:

(i) the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant DTC procedures if the Notes are not certificated;

(ii) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii) that such Note shall be purchased pursuant to the terms and conditions specified in this Article 3.

The delivery of such Note to the Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest) on or prior to the third Business Day following the later of the Fundamental Change Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.01.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

There shall be no purchase of any Notes pursuant to this Section 3.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02 Effect of Fundamental Change Purchase Notice.

(a) Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price and any accrued and unpaid interest, with respect to such Note. Such Fundamental Change Purchase Price and interest shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the third Business Day following the later of (x) the Fundamental Change Purchase Date, with respect to such Note (provided the conditions in Section 3.01(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in Section 3.02(b).

(b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the Close of Business on the Fundamental Change Purchase Date specifying:

(i) the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant DTC procedures, if the Notes are not certificated,

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Fundamental Change Purchase Notice may be in the form set forth in the preceding paragraph.

Section 3.03 Deposit of Fundamental Change Purchase Price. Prior to 1:00 p.m. (New York City time) on or prior to the third Business Day following the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.

If the Trustee or the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of a Note on the third Business Day following the Fundamental Change Purchase Date in accordance with the terms hereof, then, immediately after the Fundamental Change Purchase Date, interest on such Note will cease to accrue, whether or not the Note is delivered to the Trustee or the Paying Agent, and all other rights of the holder shall terminate, other than the right to receive the Fundamental Change Purchase Price upon delivery of the Note.

Section 3.04 Notes Purchased In Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Note, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.05 Covenant To Comply With Securities Laws Upon Repurchase of Notes. When complying with the provisions of Section 3.01 (provided, that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

(b) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act, as applicable;

(c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified therein.

To the extent that the provisions of any securities laws, rules or regulations conflict with the provisions of Section 3.01, the Company’s compliance with such laws, rules and regulations shall not in and of itself cause a breach of its obligations under Section 3.01.

Section 3.06 Mandatory Repurchase by the Company if the Acquisition is not Consummated.

(a) If the Acquisition is not consummated on or prior to the earlier of (i) December 31, 2007 (which date may be extended by the written consent of the Holders of a majority in aggregate principal amount of the Notes to the earlier of February 15, 2008 and the date to which the termination date in the Acquisition Agreement shall have been extended pursuant to the terms of the Acquisition Agreement) (the “Final Deadline Date”) and (ii) the date on which the Company delivers an Acquisition Disbandment Notice (the “Acquisition Repurchase Deadline”), then the Company shall be required on the first to occur of the Final Deadline Date or the Business Day following the delivery of the Acquisition Disbandment Notice (the “Mandatory Repurchase Date”), to repurchase (the “Repurchase”) all of the Notes then outstanding at a price payable in cash equal to the Mandatory Repurchase Price.

(b) On the Mandatory Repurchase Date, the Company shall direct the Trustee to mail, or cause to be mailed, by first-class mail a notice of the Repurchase (the form and content to be prepared by the Company) to each Holder whose Notes are to be repurchased, at the address of such Holder appearing in the security register. The notice shall state:

(i) the Mandatory Repurchase Date;

(ii) the Mandatory Repurchase Price;

(iii) if the Notes are then convertible, the Conversion Rate and the Conversion Price;

(iv) the names and addresses of the Paying Agent and the Conversion Agent;

(v) that the right to convert the Notes called for Repurchase will terminate at the close of business on the Business Day immediately preceding the Repurchase Date, unless there shall be a Default in the payment of the Repurchase Price;

(vi) that Notes to be Repurchased must be surrendered to the Paying Agent to collect the Mandatory Repurchase Price;

(vii) that, unless there shall be a Default in the payment of the Repurchase Price, interest on Notes to be Repurchased ceases to accrue on and after the Mandatory Repurchase Date, and all rights of the Holders of such Notes shall terminate on and after the Repurchase Date, other than the right to receive, upon surrender of such Notes and in accordance with this Indenture, the amounts due hereunder on such Notes upon Repurchase; and

(viii) the CUSIP number or numbers, as the case may be, of the Notes.

(c) If the Notes are then convertible, the right, to the extent provided in Article 10 to convert Notes to be Repurchased shall terminate at the close of business on the Business Day immediately preceding the Repurchase Date, unless there shall be a Default in the payment of the Repurchase Price.

(d) If the Acquisition is not consummated prior to the Mandatory Repurchase Date, Notes to be Repurchased shall become due and payable on the Mandatory Repurchase Date at the Mandatory Repurchase Price, the Holders shall not be entitled to receive and the Company shall not be obligated to pay interest on the Notes accrued from the date of issuance of the Notes, and, on and after such Mandatory Repurchase Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Notes shall cease to bear interest, and all rights of the Holders of such Notes shall terminate, other than the right to receive the Mandatory Repurchase Price upon surrender of such Notes to the Paying Agent. If any Note shall not be fully and duly paid in accordance herewith upon Repurchase, the principal of, and accrued and unpaid interest on, such Note shall, until paid, bear interest at the rate borne by such Note on the principal amount of such Note, and such Note shall be convertible to the extent provided in Article 10.

(e) Prior to noon, New York City time on the Mandatory Repurchase Date, the Company shall deposit or cause to be deposited with a Paying Agent money, in funds immediately available on the Mandatory Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase on all Notes outstanding on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

ARTICLE 4.

COVENANTS

Section 4.01 Payment of Notes.

(a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than noon (New York City time) on the due date of any principal of or interest on any Notes, or any purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes plus 2%.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the material rights and franchises of the Company, except in the case of such rights and franchises, where the failure to do so would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, or the Company has otherwise determined that it is not in the best interest of the Company to do so; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 5.01.

Section 4.04 Rule 144A Information and Exchange Act Reports.

(a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Noteholder, beneficial owner or prospective purchaser of Notes or any shares of Common Stock issued upon conversion of any Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act.

(b) The Company shall deliver to the Trustee, such annual, quarterly and current reports or other information and documents that are required to be filed with the Commission, copies of the Company’s annual reports (which shall contain audited financial statements of the Company), and quarterly and current reports and of the other information and documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act at the time the Company is required to file such annual, quarterly and current reports and other information and documents; provided that any such annual, quarterly and current reports, other information or documents required to be filed with the Commission shall be deemed delivered to the Trustee at the same time the same is filed with the Commission. The Company shall be deemed to have complied with the previous sentence to the extent that the Company shall have filed or furnished such annual, quarterly and current reports or other information and documents to the SEC via EDGAR (or any successor electronic delivery procedure). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and, upon written request, to each Noteholder, annual, quarterly and current reports or other information and documents containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual, quarterly and current reports shall be provided at the times the Company would have been required to provide the applicable report had it continued to have been subject to such reporting requirements.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.05 Reports to Trustee.

(a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

Section 4.06 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07 Payment of Additional Interest. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 4.08 Limitation on Incurring Certain Indebtedness. The Company will not, directly or indirectly, incur, or suffer to exist, any indebtedness (i) that by its terms would expressly rank senior in right of payment to the Notes and subordinate in right of payment to any of its Senior Debt or (ii) that ranks pari passu with the Notes and has a maturity date prior to May 15, 2014; provided that this clause (ii) shall not apply to any indebtedness (a) of a Person or any Subsidiary that is outstanding at the time such Person or Subsidiary becomes a Subsidiary of the Company (or is merged into or consolidated with the Company or any Subsidiary of the Company) or (b) in an aggregate amount not to exceed $25 million.

For the purposes of this Section 4.08, incur means, with respect to any indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred” and “incurring” shall have meanings correlative to the foregoing).

ARTICLE 5.

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

Section 5.01 Consolidation, Merger, Sale or Lease of Assets by the Company.

(a) The Company, without the consent of the Holders of any of the outstanding Notes, may

(i) consolidate with or merge with or into any Person, or

(ii) sell, convey, transfer, or otherwise dispose of or lease all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person;

provided, that

(A) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes and the Registration Rights Agreement;

(B) immediately after giving effect to the transaction, no Event of Default and no Default has occurred and is continuing; and

(C) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, transfer or lease and the supplemental indenture (if any) comply with the Indenture.

(b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, except in the case of a lease, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under the Indenture and the Notes.

ARTICLE 6.

DEFAULT AND REMEDIES

Section 6.01 Events of Default. An “Event of Default” occurs with respect to the Notes if:

(a) the Company defaults in the payment of the principal of any Note, or any Fundamental Change Purchase Price or Mandatory Repurchase Price when the same becomes due and payable on the Maturity Date, on the Fundamental Change Purchase Date, on the Mandatory Repurchase Date, upon acceleration, or otherwise, whether or not such payment is prohibited by the subordination provisions of this Indenture;

(b) the Company fails to provide the notice required by Section 3.01(b) on a timely basis, whether or not such notice is prohibited by the subordination provisions of this Indenture;

(c) the Company defaults in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of this Indenture;

(d) the Company fails to comply with its obligation to convert any Notes into shares of Common Stock upon exercise of a Holder’s conversion right;

(e) the Company fails to comply with its obligations as provided under Article 5;

(f) any representation and warranty contained in the Note Purchase Agreement is at the time made inaccurate;

(g) the Company fails to comply with any covenant contained in the Note Purchase Agreement, the failure of which has not been cured within a period of 30 days;

(h) the Company fails to comply with any other covenant or agreement of the Company in the Indenture or the Notes and the default or breach continues for a period of 60 consecutive days after receipt of written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then outstanding; provided, however, that the Company shall have 120 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with Section 4.04(b) of this Indenture so long as the Company is attempting to cure such failure as promptly as reasonably practicable;

(i) (i) the failure by the Company to make any payment by the end of any applicable grace period after maturity of any principal and/or accrued interest with respect to Debt, where the amount of such unpaid and due principal and/or accrued interest is in an aggregate amount in excess of $10,000,000, or (ii) there is an acceleration of any principal and/or accrued interest with respect to Debt where the amount of such accelerated principal and interest is in an amount in excess of $10,000,000 because of a default with respect to such Debt; in any such case of (i) or (ii), without such Debt having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; provided, however, if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred and any acceleration hereunder as a result of the related Event of Default shall be automatically rescinded;

(j) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the company or any of its Subsidiaries and such judgment or judgments remain undischarged, unpaid or unstayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10,000,000;

(k) the Company or any Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by any receiver, trustee, assignee, liquidator, custodian or similar official; or

(l) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt; (ii) appoints any receiver, trustee, assignee, liquidator, custodian or similar official of the Company or any Significant Subsidiary or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days (an event of default specified in clause (k) or (l) a “Bankruptcy Default”).

Section 6.02 Acceleration.

(a) If an Event of Default, other than a Bankruptcy Default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, in each case subject to the provisions of Article 12, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration with respect to such Notes and its consequences if:

(i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, subject to the provisions of Article 12, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04 Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02(b), the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06 Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(i) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(iii) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13 Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15 Failure to File. Notwithstanding anything in this Article 6, the Company may, at its option, elect that the sole remedy for an Event of Default relating to its failure to comply with its obligations described under Section 4.04(b) or its failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an

Event of Default consist exclusively of the right to receive an extension fee on the notes in an amount equal to 1.0% of the principal amount of the Notes (the “Extension Fee”). The Company shall pay the Extension Fee on all outstanding Notes on the date on which such Event of Default first occurs. On the 181st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 6.02. This Section 6.15 shall not affect the rights of Holders of Notes if any other Event of Default occurs under the Indenture. If the Company does not pay the Extension Fee on a timely basis in accordance with this Section 6.15, the Notes shall be subject to acceleration as provided in Section 6.02.

ARTICLE 7.

THE TRUSTEE

Section 7.01 General.

(a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

(d) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(e) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02 Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a) The Trustee may conclusively rely, and will be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 13.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(f) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but no limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04 Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05 Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06 Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2008, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07 Compensation and Indemnity.

(a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee for, and hold it harmless against, any loss, claim, damage, cost or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

The provisions of this Section will survive the termination of this Indenture or the resignation or removal of the Trustee.

Section 7.08 Replacement of Trustee.

(a) (i) The Trustee may resign at any time by written notice to the Company.

(ii) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv) The Company may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10 Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11 Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8.

DISCHARGE

Section 8.01 Satisfaction and Discharge of the Indenture.

(a) This Indenture shall cease to be of further effect if either: (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable on the Maturity Date or upon repurchase pursuant to Article 3, and the Company irrevocably deposits, prior to the applicable date on which such payment is due and payable, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) Cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07) on the Maturity Date or the Fundamental Change Purchase Date, as the case may be; provided that, in either case, the Company pays to the Trustee all other sums payable hereunder by the Company.

(b) The Company may exercise its satisfaction and discharge option with respect to the Notes only if:

(i) no Default or Event of Default with respect to the Notes shall exist on the date of such deposit;

(ii) such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

(iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.14, Section 3.01, Article 5, Article 10 and this Article 8, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Notes have been paid in full.

Section 8.02 Application of Trust Money. Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 8.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal amount of and interest on the Notes.

Section 8.03 Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (x) deposited with them pursuant to Section 8.01 and (y) held by them at any time.

The Trustee and each Paying Agent shall also pay to the Company upon request any money held by them for the payment of the principal amount of Notes or interest thereon that remains unclaimed for two years after a right to such money has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date or the Fundamental Change Purchase Date (with respect to any Notes repurchased pursuant to Article 3)). After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.04 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company has made any payment of the principal amount of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 9.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01 Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder:

(a) to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes;

(b) to comply with Article 5 or Section 10.10;

(c) to comply with the Trust Indenture Act or any amendment thereto, or to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(d) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(e) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(f) to secure the Notes;

(g) to add guarantees with respect to the Notes;

(h) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(i) to add any additional Events of Default;

(j) to comply with the rules of any applicable securities depositary; or

(k) to make any other change that does not materially adversely affect the rights of any Holder.

Section 9.02 Amendments With Consent of Holders.

(a) Except as otherwise provided in Section 6.07 or paragraph (b), the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not

(i) reduce the principal amount of, Fundamental Change Purchase Price or Mandatory Repurchase Price with respect to, or any premium or interest payment on, any Note,

(ii) make any Note payable in currency or securities other than that stated in the Note,

(iii) change the Stated Maturities of any installment of principal of any Note,

(iv) make any change that adversely affects the Holders’ right to convert any Note,

(v) make any change that adversely affects the Holders’ right to require the Company to purchase the Notes in accordance with the terms thereof and this Indenture,

(vi) impair the right to convert or receive any principal or interest payment with respect to, a Note, or right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes, or

(vii) make any change in the percentage of the principal amount of the Notes required for amendments or waivers.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

(e) With respect to the amendments set forth in Section 9.01 and this Section 9.02, no such amendment to cure any ambiguity, defect or inconsistency made solely to conform the Indenture to the provisions of the description of the Notes as set forth in any final offering memorandum will be deemed to adversely affect the interests of the Noteholders.

Section 9.03 Effect of Consent.

(a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04 Trustee’s Rights and Obligations. The Trustee shall be provided with, and will be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel and Officers’ Certificate, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05 Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06 Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10.

CONVERSION

Section 10.01 Conversion Privilege and Conversion Rate.

(a) Subject to and upon compliance with the provisions of this Article 10, after the earliest to occur of (i) the Mandatory Repurchase Date, (ii) the time by which the Company is required to delivery the Early Conversion Notice, or (iii) the consummation of the Acquisition, at the option of the Holder thereof, any Note or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at any time thereafter and prior to the close of business on the Business Day immediately preceding the Maturity Date or such earlier date set forth in this Article 10, unless purchased by the Company at the Holder’s option, at the Conversion Rate in effect at such time, determined as hereinafter provided.

(b) Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(c) A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes into Common Stock, and only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article 10.

(d) The Conversion Rate shall be adjusted in certain instances as provided in Sections 10.06, 10.07, and 10.12.

(e) If there shall have occurred a Fundamental Change as a result of the occurrence of the events specified in clauses (i), (ii), (iv) or (v), the Company shall pay a “Make Whole Premium” to the Holders of the Notes who convert their Notes during the period beginning 10 Trading Days before the date the Company announces as the anticipated Fundamental Change Effective Date and ending at the close of business on the Trading Day immediately preceding the Fundamental Change Purchase Date by increasing the Conversion Rate for such Notes. The number of additional shares of Common Stock per $1,000 principal amount of Notes constituting the Make Whole Premium shall be determined by the Company by reference to the table below, based on the Fundamental Change Effective Date and the Stock Price of such Fundamental Change; provided that if the Stock Price or Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365 day year, as applicable, (ii) if the Stock Price on the Fundamental Change Effective Date exceeds $100.00 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the Stock Price on the Fundamental Change Effective Date is less than $31.47 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of the Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock in connection with the Fundamental Change. Otherwise, the Stock Price shall be equal to the average Closing Prices of the Common Stock for each of the 10 Trading Days immediately preceding, but not including, the applicable Fundamental Change Effective Date.

Make Whole Premium upon a Fundamental Change

(Number of Additional Shares)

	Effective Date
Stock Price	November 13, 2007	November 15, 2008	November 15, 2009	November 15, 2010	November 15, 2011	November 15, 2012	November 15, 2013	May 15, 2014
$31.47	7.794	7.794	7.794	7.794	7.794	7.794	7.794	7.794
$35.00	6.980	6.706	6.327	5.922	5.477	4.998	4.883	4.818
$40.00	5.715	5.437	5.054	4.611	4.073	3.384	2.308	1.069
$45.00	4.788	4.523	4.156	3.719	3.168	2.427	1.223	0.000
$50.00	4.080	3.835	3.493	3.083	2.557	1.843	0.737	0.000
$55.00	3.520	3.297	2.988	2.611-	2.126	1.472	0.523	0.000
$60.00	3.068	2.868	2.589	2.249	1.810	1.223	0.420	0.000
$65.00	2.695	2.517	2.268	1.962	1.569	1.048	0.362	0.000
$70.00	2.385	2.226	2.002	1.729	1.378	0.917	0.322	0.000
$75.00	2.122	1.979	1.781	1.536	1.222	0.814	0.291	0.000
$100.00	1.248	1.169	1.053	0.912	0.733	0.499	0.187	0.000

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 10.06 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make Whole Premium as described above.

Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Note exceed 31.776 per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in Section 10.06(a) hereof.

The additional shares issuable pursuant to this Section 10.01(e) shall be delivered upon the later of (i) the settlement date for the conversion and (ii) promptly following the Fundamental Change Effective Date.

(f) By delivering the number of shares of Common Stock issuable on conversion to the Trustee, or to the Conversion Agent, if the Conversion Agent is other than the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Notes so converted and its obligation to pay accrued and unpaid interest, and Additional Interest if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

(g) The Trustee may conclusively rely on the Company’s calculations of the Make Whole Premium.

Section 10.02 Conversion Procedure.

(a) To convert a Note, a Holder must (1) complete and manually sign the conversion notice on the back of the Note and deliver such notice to a Conversion Agent, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (4) pay all transfer or similar taxes, if required pursuant to Section 10.04. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” As promptly as practicable on the Conversion Date, the Company shall issue and deliver to the Trustee, for delivery to the Holder (unless a different Person is indicated on the conversion notice), a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 4.03. Anything herein to the contrary notwithstanding, in the case of Global Notes, conversion notices may be delivered and such Notes may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

(b) The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the Conversion Date; provided, however, that no surrender of a Note on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such person shall no longer be a Holder of such Note. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Note prior to the issuance of such shares.

(c) Holders of Notes surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Notes for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date, such Notes shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date unless (1) such Notes have been surrendered for conversion following the Regular Record Date immediately preceding the final interest payment date (May 15, 2014), (2) the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (3) to the extent of overdue interest, if any, which exists at the time of the Conversion with respect to such Note. Except as otherwise provided in this Section 10.02(c), no payment or adjustment will be made for accrued interest on a converted Note. Accrued interest shall be deemed paid by the shares of Common Stock into which the Note is convertible, and, together with any cash payment of such Holder’s fractional shares, will be deemed to satisfy the Company’s obligation to pay the principal amount of the Note so converted and to satisfy the Company’s obligations to pay accrued and unpaid interest on such Note.

(d) Subject to Section 10.02(c), nothing in this Section shall affect the right of a Holder in whose name any Note is registered at the close of business on a Regular Record Date to receive the interest payable on such Note on the related Interest Payment Date in accordance with the terms of this Indenture, the Notes and the Registration Rights Agreement. If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion, if any, (and the amount of any cash in lieu of fractional shares pursuant to Section 10.03) shall be based on the aggregate principal amount of all Notes so converted.

(e) In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the, and in exchange for, unconverted portion of the principal amount of such Note. A Note may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Note to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

(f) The Company shall not effect any conversion of a Note, and no Holder shall have the right to convert any portion of such Note, to the extent that after giving effect to such conversion (including any Make-Whole Premium), the Holder (together with the Holder’s Affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Conversion Limitation”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of a Note in respect of which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, non converted portion of any Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non converted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 10.02(g), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-K, 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Notwithstanding the foregoing, the Conversion Limitation shall not be applicable (i) on any of the ten Trading Days up to and including the Maturity Date, or (ii) on any of the ten Trading Days up to and including the effective date of a Fundamental Change or (iii) during the period in which the Holder may effect a conversion or repurchase upon a Fundamental Change.

Section 10.03 Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the average of the Closing Price of the Common Stock on the Trading Day immediately preceding the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

Section 10.04 Taxes on Conversion. If a Holder converts a Note, the Holder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. The Holder shall also pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 10.05 Company to Provide Stock.

(a) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes into shares of Common Stock.

(b) All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes.

Section 10.06 Adjustment of Conversion Rate.

(a) The Conversion Rate shall be adjusted from time to time by the Company as follows:

(i) If the Company shall pay a dividend or make a distribution to all holders of outstanding Common Stock in shares of Common Stock (other than dividends or distributions of shares of Common Stock with respect to which adjustments are provided for in Section 10.06(a)(ii)), the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by the Company by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator of shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine or reclassify its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision, combination or reclassification becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination or reclassification of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision, combination or reclassification of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(iii) If the Company shall issue rights or warrants to all holders of its outstanding Common Stock entitling them (for a period expiring within 45 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (ix) of this Section 10.06(a)) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock that such rights or warrants entitle holders thereof to subscribe for or purchase (or into which such convertible securities are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants (or convertible securities) are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iv) If the Company shall make a dividend or other distribution to all holders of its Common Stock of Capital Stock, other than Common Stock, or evidences of indebtedness or other assets of the Company, including securities (excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 10.06(a)(iii), (y) dividends or distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration pursuant to Section 10.10, or pursuant to any Rights Plan to the extent such Holder receives the rights related to such Rights Plan upon conversion or (z) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 10.06(a)(vi)) (the “Distributed Notes”), then in each such case (unless the Company distributes such Distributed Notes for distribution to the Holders of Notes on such dividend or distribution date as if each Holder had converted such Note into Common Stock immediately prior to the record date with respect to such distribution) the Conversion Rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be Current Market Price per share on such record date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) on such record date of the portion of the Distributed Notes so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the fair market value (as so determined) of the portion of the Distributed Notes so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Note shall have the right to receive upon conversion the amount of Distributed Notes so distributed that such Holder would have received had such Holder converted each Note on such record date. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.06(a)(iv) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Notes”), the Conversion Rate shall be adjusted, unless the Company makes an equivalent distribution to the Holders of the Notes, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the Nasdaq Global Market or such other U.S. national or regional exchange or market on which the Common Stock is then listed and (B) the average of the Closing Prices over the Spinoff Valuation Period of the Spinoff Notes multiplied by the number of Spinoff Notes distributed in respect of one share of Common Stock and the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Notes shall have the right to receive upon conversion thereof the amount of such Spinoff Notes that such Holder of Notes would have received if such Notes had been converted on the record date with respect to such distribution.

(v) With respect to any rights or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plan of the Company that the Company implements after the date of this Indenture (a “Rights Plan”), in lieu of any adjustment required by any other provision of this Section 10.06 upon conversion of the Notes into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Notes will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, at the time of conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the shares of Common Stock issuable upon conversion of the Notes as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Notes constituting such rights as provided in the first paragraph of clause (iv) of this Section 10.06(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 10.06(a). Other than as specified in this clause (v) of this Section 10.06(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

(vi) If the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all holders of its Common Stock a payment consisting exclusively of cash

(excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the close of business on the record date for such Triggering Distribution (a “Determination Date”) by a fraction of which the numerator shall be such Current Market Price per share of the Common Stock on the Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the amount of such cash dividend or distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. If the amount of cash dividend or distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Note on such Determination Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.

(vii) If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to shareholders of consideration per share of Common Stock having a fair market value (determined as provided below) that exceeds Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer’s Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Closing Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (vii) of Section 10.06(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (vii).

(viii) For purposes of this Section 10.06, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(ix) For purposes of any computation under this Section 10.06, “Current Market Price” shall mean the average of the daily Closing Prices per share of Common Stock for each of the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if

(A) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 10.06(a) (i), (ii), (iii), (iv), (v), (vi) or (vii) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

(B) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 10.06(a) (i), (ii), (iii) (iv), (v), (vi) or (vii) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

(C) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to the immediately preceding clause (A) or (B) of this Section 10.06(a)(ix), the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10.06(a)(iv) or (vii), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 10.06(a)(vii), if the “ex” date for any event (other than the tender offer that is the subject of the adjustment pursuant to Section 10.06(a)(vii)) that requires an adjustment to the Conversion Rate pursuant to Section 10.06(a)(i), (ii), (iii), (iv), (v) or (vi) occurs on the date of the Expiration Time for the tender or exchange offer requiring such computation or on the Trading Day next following the Expiration Time, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this Section 10.06(a)(ix) the term “ex” date, when used:

(A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

(B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

(C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 10.06, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.06 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors and evidenced by an Officer’s Certificate delivered to the Trustee.

(b) In any case in which this Section 10.06 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 10.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 10.08) issuing to the Holder of any Note converted after such record date, Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred.

(c) For purposes of this Section 10.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(d) If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s

Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 10.06, during such period.

Section 10.07 No Adjustment.

(a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 10.06 above (to the same extent as if the Notes had been converted into Common Stock immediately prior to such transactions) without converting the Notes held by such Holders.

(b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 10.07(b) shall be carried forward and taken into account in any subsequent adjustment. Additionally, the Company will make such carried-forward adjustment, regardless of whether the adjustment would require an increase or decrease of at least 1%, within one year of the first such carried-forward adjustment, and upon a Fundamental Change, any conversion by a Holder and immediately following the Regular Record Date immediately preceding the Final Maturity Date. All calculations under this Article 10 shall be made to the nearest cent or to the nearest one ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in par value, or from par value to no par value, or from no par value to par value, of the Common Stock.

(d) To the extent that the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

Section 10.08 Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 10.09 Notice of Certain Transactions. In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 10 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 10.09.

Section 10.10 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of following events occur (each, a “Business Combination”):

(i) any recapitalization, reclassification or change of the Common Stock, other than changes resulting from a subdivision or a combination,

(ii) a consolidation, merger or combination involving the Company,

(iii) a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Company, other than one or more of the Company’s subsidiaries, or

(iv) any statutory share exchange,

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Notes then outstanding will be entitled thereafter to convert such Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such Business Combination had such Notes been converted into Common Stock immediately prior to such Business Combination, except that such Holders will not receive the Make Whole Premium if such Holder does not convert its Notes “in connection with” the relevant Fundamental Change. A conversion of the Notes by a Holder will be deemed for these purposes to be “in connection with” a Fundamental Change if the notice of such conversion is provided in compliance with Section 10.02(a) to the Conversion Agent on or subsequent to the date 10 Trading Days prior to the date announced by the Company as the anticipated Fundamental Change Effective Date but before the close of business on the Business Day immediately preceding the related Fundamental Change Purchase Date. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Notes will be convertible into the weighted average of the kind and amount of consideration received by holders of the Common Stock that affirmatively made such an election. The Company may not become a party to any such transaction unless its terms are consistent with this Section 10.10. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof. Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Notes into shares of Common Stock prior to the effective date of the Business Combination.

Section 10.11 Trustee’s Disclaimer.

(a) The Trustee shall have no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers Certificate and/or an Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 10.

(b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the officers, Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.05.

Section 10.12 Voluntary Increase. The Company from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 days, and the Company provides 15 days’ prior written notice to any increase in the Conversion Rate to the Trustee and Holders. The Company may also make such an increase to the Conversion Rate as the Board of Directors deems advisable to avoid or diminish U.S. federal income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for U.S. federal income tax purposes.

ARTICLE 11.

PAYMENT OF INTEREST

Section 11.01 Interest Payments. Interest on any Note that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in Cash on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books. In the case of a Global Note, interest payable on any applicable payment date will be paid by wire transfer of same-day funds to the Depositary, with respect to that portion of such Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

Section 11.02 Defaulted Interest. Except as otherwise specified with respect to the Note, any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest,” which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular

Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

(a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 11.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Notes.

ARTICLE 12.

SUBORDINATION

Section 12.01 Agreement to Subordinate.

The Company covenants and agrees, and each Holder by accepting a Note likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 12; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The Notes shall, to the extent set forth in this Article 12, be subordinated in right of payment to the prior payment in full, in cash, of all amounts that constitute Senior Debt. The payment of the principal of, premium, if any, and interest, on all Notes (including, but not limited to, the Fundamental Change Purchase Price) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred, in full in cash or payment satisfactory to the holders of Senior Debt.

No provision of this Article 12 shall prevent the occurrence of any Default or Event of Default hereunder.

Section 12.02 Payment to Holders.

No payment shall be made with respect to the principal of, or premium, if any, and interest on the Notes (including, but not limited to, the Fundamental Change Purchase Price), and no repurchase or other acquisition of the Notes shall occur and no deposit shall be made pursuant to Article 8 at a time when such deposited amounts would not otherwise be permitted under this Article 12 in respect of the conversion of Notes if:

(a) a default in the payment of any Senior Debt occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt), unless and until such default shall have been cured or waived by the appropriate holders of the Senior Debt or shall have ceased to exist; or

(b) a default, other than a payment default, on any Senior Debt occurs and is continuing that then permits holders of such Senior Debt to accelerate the maturity of all or any portion of such Senior Debt (or would permit such holders to so accelerate with the giving of notice or the passage of time or both) and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative or holder of such Senior Debt or the Company.

Subject to the provisions of Section 12.05, if the Trustee receives any Payment Blockage Notice pursuant to clause (b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the Company’s receipt of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice, whether or not within a period of 365 consecutive days.

Unless this Article 12 otherwise prohibits payments on or distributions in respect of the Notes at the time of such payments or distributions, the Company shall resume such payments on the Notes:

(A) in the case of a default referred to in clause (a) above, on the date upon which the default is cured or waived by the requisite holders of Senior Debt or otherwise ceases to exist, or

(B) in the case of a default referred to in clause (b) above, on the earliest to occur of (i) the date on which such default is cured or waived or otherwise ceases to exist, (ii) 179 days after the date on which the applicable Payment Blockage Notice is received, and (iii) the date such payment blockage period shall have been terminated by written notice to the Company or the Trustee from the Person initiating such payment blockage period; provided, that if the maturity of such Senior Debt has been accelerated no payment may be made on the Notes until such default is cured or waived or such Senior Debt is discharged or paid in full.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash, or other payment satisfactory to the holders of Senior Debt, before any payment is made on account of the principal of, premium, if any, or interest on the Notes (including, but not limited to, the Fundamental Change Purchase Price); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provision of this Article 12, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders or to the Trustee.

For purposes of this Article 12, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 12 with respect to the Notes to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer, sale, lease or other disposition of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer, sale, lease or other disposition, comply with the conditions stated in Article 5.

In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holders in respect of the principal of, premium, if any, or interest on the Notes by the Company (including, but not limited to, the Fundamental Change Purchase Price), except payments and distributions made by the Trustee as permitted by Section 12.05, until all

Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the provisions of this Article 12, shall be received by the Trustee or any of the Holders before all Senior Debt is paid in full, in cash or other payment satisfactory to the holders of Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company.

Nothing in this Section 12.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07. This Section 12.02 shall be subject to the further provisions of Section 12.05.

Section 12.03 Subrogation of Notes.

After the payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Senior Debt (and all commitments with respect to such Senior Debt have terminated or expired), the rights of the Holders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 12 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal, premium, if any, or interest on the Notes shall be paid in full in cash or other payment satisfactory to the holders of Senior Debt; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 12, and no payment over pursuant to the provisions of this Article 12, to or for the benefit of the holders of Senior Debt by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provisions of this Article 12, which would otherwise have been paid to the holders of Senior Debt, shall be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Article 12 are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any), or interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law during the continuance of an Event of Default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of Section 7.01, and the Holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 12.

Section 12.04 Authorization to Effect Subordination.

Each Holder by accepting a Note authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12 and as may be requested in writing and as prepared by the holders of Senior Debt at their expense, and each Holder appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 12.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders and each Holder hereby appoints the holders of Senior Debt or their respective Representatives to act as its attorney-in-fact for any and all such purposes.

Section 12.05 Notice to Trustee.

The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article 12. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 12, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the office of the Trustee specified in Section 13.03 hereof from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Debt; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that with respect to any such monies that may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Note) unless the Trustee shall have received, on a date not less than one Business Day immediately prior to the date upon which by the terms hereof such monies shall become payable, the notice provided for in this Section 12.05, then, anything in the first two paragraphs of Section 12.02 contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date; provided further, that if the Trustee shall receive any such notice on the date upon which by the terms hereof such monies shall become payable, the Trustee may, in its reasonable discretion, waive the time for notice provided in the foregoing proviso. Nothing shall prevent any payment by the Trustee to the holders of monies deposited with it pursuant to Article 8, and any such payment shall not be subject to the provisions of Article 12; provided that, at the time of any such deposit, such deposit and payment were permitted under this Article 12 without giving effect to the first clause of this sentence.

The Trustee, subject to the provisions of Section 7.01, shall be entitled to conclusively rely on the delivery to it of a written notice by a Representative or a Person representing himself to be a holder of Senior Debt to establish that such notice has been given by a Representative or a holder of Senior Debt. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.06 Trustee’s Relation to Senior Debt.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 12 in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to the claims of, or payment to, the Trustee under or pursuant to Section 7.07.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 7.01, the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 12 or otherwise.

Section 12.07 No Impairment of Subordination.

No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 12.08 Certain Conversions Deemed Payment.

For the purposes of this Article 12 only, (a) the issuance and delivery of any Junior Notes upon conversion of Notes in accordance with Article 10 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any), interest on the Notes or on account of the purchase or other acquisition of Notes, and (b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares), securities (other than Junior Notes) or other property upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note, the payment, issuance and delivery of such cash being made subject to the subordination provisions of this Article 12. For the purposes of this Section 12.08, the term “Junior Notes” means (1) shares of any stock of any class of the Company or (2) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article 12 and which otherwise have terms no less disadvantageous to Senior Debt herein. Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the right, which is absolute and unconditional, of the Holders to convert such Notes in accordance with Article 10.

Section 12.09 Article Applicable to Paying Agents.

If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 12 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 12 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 12.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 12.10 Senior Debt Entitled to Rely.

The holders of Senior Debt shall have the right to rely upon this Article 12, and no amendment or modification of the provisions of this Article 12 that adversely affect the rights and interests of such holders shall be effective as to such holders unless such holders shall have agreed in writing thereto. Each Holder by accepting a Note acknowledges and agrees that the provisions of Article 12 are, and are intended to be, an inducement and consideration to each holder of Senior Debt (whether such Senior Debt was acquired or created before or after the issuance of the Notes) to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on the provisions of this Article 12 in acquiring and continuing to hold such Senior Debt.

Section 12.11 Reinstatement.

To the extent the payment of or distribution in respect of any Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

Section 12.12 Actions by Holders of Senior Debt.

The holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Indenture or the obligations of the Holders hereunder to the holders of the Senior Debt, do any one or more of the following:

(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which any Senior Debt is outstanding or secured;

(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise secured;

(c) release any Person liable in any manner for the collection of Senior Debt;

(d) exercise or refrain from exercising any rights against the Company or any other Person; and

(e) take any other action in the reasonable business judgment of the holders of Senior Debt.

Section 12.13 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

ARTICLE 13.

MISCELLANEOUS

Section 13.01 Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 13.02 Noteholder Communications; Noteholder Actions.

(a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the

Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 13.03 Notices.

(a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when transmission is confirmed verbally or by email, if sent by facsimile transmission. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

The Providence Service Corporation

5524 East Fourth Street

Tucson, Arizona 85711

Attention: General Counsel

Facsimile: (520) 747-6605

with a copy to:

Blank Rome, LLP

One Logan Sq., 130 N. 18th St.

Philadelphia, Pennsylvania 19103

Attention: Steven Dubow, Esq.

Facsimile: (215) 832-5755

if to the Trustee:

The Bank of New York Trust Company, N.A.

700 S. Flower Street, Suite 500

Los Angeles, California 90017

Attention: Corporate Unit

Fax: (213) 630-6298

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depository or its nominee, as agreed by the Company, the Trustee and the Depository. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Any defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d) The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or direction pursuant to this Indenture given by the Company; provided, however, (i) that the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Company.

Section 13.04 Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 13.05 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

(1)	an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 13.06 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1)	a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)	a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 13.07 Legal Holiday. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, interest shall accrue for the intervening period.

Section 13.08 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 13.09 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES.

Section 13.10 No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 13.11 Successors. All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

Section 13.12 Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13 Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.14 Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 13.15 No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.16 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLE WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.17 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

THE PROVIDENCE SERVICE CORPORATION
as Issuer

By:	/s/ Fletcher Jay McCusker
	Name:	Fletcher Jay McCusker
	Title:	Chief Executive Officer and Chairman of the Board

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

By:	/s/ Melonee Young
	Name:	Melonee Young
	Title:	Vice President

EXHIBIT B

FORM OF RESTRICTED COMMON STOCK LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY (THE “RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY OTHER THAN (1) TO THE COMPANY, (2) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES

B-1